     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2002

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------
                           EXPRESSJET HOLDINGS, INC.

                (Name of registrant as specified in its charter)
                      ------------------------------------

               DELAWARE                                    4512                                   76-0517977
     (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
  of incorporation or organization)            Classification Code Number)                   Identification No.)

                            1600 SMITH STREET, HQSCE
                              HOUSTON, TEXAS 77002
                                 (713) 324-2639
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              FREDERICK S. CROMER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            1600 SMITH STREET, HQSCE
                              HOUSTON, TEXAS 77002
                                 (713) 324-2639
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      ------------------------------------
                                   Copies to:

            KEVIN P. LEWIS                          JENNIFER L. VOGEL                         MICHAEL L. RYAN
         DOUGLAS E. MCWILLIAMS             VICE PRESIDENT AND GENERAL COUNSEL                STEPHEN H. SHALEN
        VINSON & ELKINS L.L.P.                 CONTINENTAL AIRLINES, INC.           CLEARY, GOTTLIEB, STEEN & HAMILTON
        1001 FANNIN, SUITE 2300                 1600 SMITH STREET, HQSLG                     ONE LIBERTY PLAZA
       HOUSTON, TEXAS 77002-6760                  HOUSTON, TEXAS 77002                 NEW YORK, NEW YORK 10006-1470
            (713) 758-2222                           (713) 324-5000                           (212) 225-2000

                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-64808

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE
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
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                  AMOUNT TO          OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED             BE REGISTERED         PER UNIT(1)            PRICE(1)              FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share              4,600,000             $16.00            $73,600,000           $6,772
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights(3)                    (4)                  (4)                  (4)                  (4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2) The registrant previously paid registration fees, in aggregate, of $91,641 upon the initial filing of its registration statement on Form S-1 (Registration No. 333-64808) on July 10, 2001 and the filing of an amendment to that registration statement on August 23, 2001.

(3) Each share of Common Stock to be registered includes one associated Preferred Stock Purchase Right.

(4) No separate consideration is payable for the Preferred Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

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

                                EXPLANATORY NOTE

         This registration statement is being filed to register an additional 4,600,000 shares of common stock, par value $.01 per share, and the related Preferred Stock Purchase Rights of ExpressJet Holdings, Inc., a Delaware corporation, described on the cover page of this registration statement pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-64808) filed by ExpressJet Holdings, Inc. with the Securities and Exchange Commission, which was declared effective on April 17, 2002, are incorporated by reference into, and shall be deemed part of, this registration statement.

         The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 17, 2002.

                                          EXPRESSJET HOLDINGS, INC.

                                          By:  /s/ FREDERICK S. CROMER
                                          --------------------------------------
                                          Name:  Frederick S. Cromer
                                          Title: Vice President and
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated below and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
              /s/ JAMES B. REAM                President, Chief Executive Officer     April 17, 2002
---------------------------------------------  and Director (Principal Executive
                James B. Ream                  Officer)

          /s/ FREDERICK S. CROMER              Vice President and Chief Financial     April 17, 2002
---------------------------------------------  Officer (Principal Financial and
             Frederick S. Cromer               Accounting Officer)

            /s/ GORDON M. BETHUNE              Director                               April 17, 2002
---------------------------------------------
              Gordon M. Bethune

           /s/ J. DAVID GRIZZLE                Director                               April 17, 2002
---------------------------------------------
              J. David Grizzle

         /s/ LAWRENCE W. KELLNER               Director                               April 17, 2002
---------------------------------------------
             Lawrence W. Kellner

              /s/ C. D. MCLEAN                 Director                               April 17, 2002
---------------------------------------------
                C. D. McLean

            /s/ JEFFERY A. SMISEK              Director                               April 17, 2002
---------------------------------------------
              Jeffery A. Smisek

                                  EXHIBIT INDEX


    EXHIBIT
    NUMBER                         DESCRIPTION
    ------                         -----------
      5.1      -     Opinion of Vinson & Elkins L.L.P.
     23.1      -     Consent of Ernst & Young L.L.P.
     23.2      -     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)